Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF NEBRASKA

In Re:	)	Case No. BK 02-83998
)
RESTORAGEN, INC,	)	CHAPTER 11
)
Debtor.	)

ORDER CONFIRMING MODIFIED FIRST AMENDED PLAN

OF REORGANIZATION OF RESTORAGEN, INC.

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

On May 1, 2003, a Confirmation Hearing with respect to the Debtor’s First Amended Plan of Reorganization(1) (the “Plan”) was held. The Court has reviewed the Plan with all exhibits attached thereto, the Declaration of James J. Niemeier in support of the Plan; and the Report on Ballots and Administrative Expenses with respect to the Plan, and finds as follows:

(a)                                  No objections to confirmation of the Plan have been filed.

(b)                                 The Plan complies with all requirements of 11 U.S.C. § 1129(a) except 11 U.S.C. § 1129(a)(8) which requires the Court to determine if the Plan complies with 11 U.S.C. § 1129(b).

(c)                                  The Class 4 Old Equity Interests which is the only Class to have been deemed to reject the Plan are not unfairly discriminated against under the Plan and their

(1) Unless otherwise specified, capitalized terms and phrases used in this Order (the “Confirmation Order”) have the meanings assigned to them in the Plan.  The rules of interpretation set forth in Article I.D of the Plan shall apply to this Confirmation Order.  In addition, in accordance with Article I.A. of the Plan, any term used in the Plan or this Confirmation Order that is not defined in the Plan, or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. A copy of the Plan (without the exhibits thereto) is attached hereto as Exhibit “A” and incorporated herein by reference.

treatment is fair and equitable.  Two impaired Classes, the Class 2 Allowed Secured Lender Claims and Class 3 Unsecured Claims are each impaired and voted to accept the Plan.

(d)                                 The Class 4 Claimants are not entitled to any distribution under the Plan until the Class 2 and Class 3 creditors are paid in full due to the absolute priority rule.  The Plan does not provide payment in full to either Class 2 or Class 3 Claims.  Further, no Class inferior to the Class 4 Claims will receive anything under the Plan.  Therefore, the Plan is fair and equitable pursuant to 11 U.S.C. § 1129(b)(2)(C).

(e)                                  Based upon the foregoing, the Court finds the Plan may and should be confirmed pursuant to 11 U.S.C. § 1129(b).

IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

A.                                    CONFIRMATION OF THE PLAN.

The Plan and each of its provisions are confirmed (whether or not subsequently specifically approved herein) in each and every respect pursuant to § 1129(b) of the Bankruptcy Code; provided, however, that if there is any direct conflict or inconsistencies between the terms of the Plan and (a) the terms of this Confirmation Order, the terms of this Confirmation Order shall control, or (b) the terms of the Plan Exhibits, the terms of the Plan Exhibits shall control.  All of the objections and other responses to, and statements and comments regarding, the Plan, have been withdrawn or are hereby overruled.

The following shall constitute amendments to the Plan:  the Effective Date shall be June 19, 2003.  In Section 4.03, the term “Reorganized Debtor” is deleted and the term

“Disbursing Agent” is substituted.  Section 4.06 is deleted in its entirety and in its place the following is substituted:

4.06                           Objection to Claims; Avoidance Actions.  From the date of the filing of this Plan and to and through the consummation of the Plan, the Disbursing Agent, for and on behalf of the Unsecured Creditors, shall have the sole and exclusive authority to file objections, settle, compromise, withdraw or litigate to judgment all objections to Priority Tax Claims, Class 1 Claims and Class 3 Claims to prosecute all preference, fraudulent conveyance and other avoidance actions, if any, held by the Debtor.  The Class 2 Claims are deemed to be allowed.  All costs, including fees and expenses of professionals used in prosecuting any such objections filed by the Disbursing Agent pursuant to this Section 4.06 shall be paid solely and exclusively from the Unsecured Creditors Fund.

B.                                    EFFECTS OF CONFIRMATION.

1.                                      Immediate Effectiveness; Successors and Assigns.  The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Confirmation Order. Subject to the provisions of Sections 12.05 and 12.09 of the Plan and notwithstanding any otherwise applicable law, immediately upon the entry of this Confirmation Order, the terms of the Plan and this Confirmation Order are deemed binding upon the Debtor, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are Impaired under the Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Plan), any and all non-debtor parties to executory contracts and unexpired leases with the Debtor and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing.

2.                                      Continued Corporate Existence; Vesting of Assets.

(a)                                  Except as otherwise provided in the Plan, the Debtor shall continue to exist until the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. As of the Effective Date, the property of the Debtor’s Estate, together with any property of the Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall vest in the Reorganized Debtor. Thereafter, the Reorganized Debtor may operate its business and may use, acquire, and dispose of property, compromise or settle any Claims or Interests free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Courts, other than those restrictions expressly imposed by the Plan or this Order. Unless, prior to the Effective Date, the Noteholders elect to retain the Notes and other loan documents evidencing and securing the Notes, as of the Effective Date, all property of the Reorganized Debtor shall be free and clear of all Claims, liens, charges, other encumbrances and Interests.

3.                                      Cancellation, Issuance and Surrender of Debtor’s Stock.

(a)                                  Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Plan, on the Effective Date, (i) all Interests and any other note, bond, indenture, or other instrument or document evidencing or creating any obligation of the Debtor related to the Interests are cancelled and of no further force and effect, without any further action on the part of the Debtor, and (ii) the obligations of the Debtor under any agreements, indentures or certificates of designations governing the Interests and any other note, bond, indenture or other instrument or document evidencing or creating any obligation of the Debtor related to the Interests are discharged. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof.

(b)                                 On the Effective Date, the Debtor shall issue the Replacement Common Stock and shall be deemed to have transferred the Replacement Common Stock in full to the Noteholders.

4.                                      Allowance of Noteholder Claims and Release of Liens.

(a)                                  Notwithstanding anything to the contrary in the Plan, for purposes of the Plan, the Noteholders Claim shall be allowed in the aggregate amount of Nineteen Million Five Hundred Thousand and No/100ths Dollars ($19,500,000.00). The Noteholders shall not be entitled to any treatment or distribution as a Class 3 Claim.

(b)                                 Except as otherwise provided in the Plan, this Order or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article IV of the Plan, all liens or other security interests against the property of the Debtor’s estate are fully released and discharged, and all right, title and interest of any holder of such liens or other security interests, including any rights to any collateral thereunder, shall revert to the Debtor and

Reorganized Debtor, as provided under the Plan. Notwithstanding the foregoing, the rights and remedies of holders of liens or other security interests securing Class 2 Claims shall be subject to the discharge and injunction provisions of the Plan and this Confirmation Order, and shall be limited to those rights and remedies set forth in the Plan, and the Confirmation Order.

5.                                      GRF Transaction.  The sale and grant of licenses by the Debtor to Coolidge & Company, Inc. or an affiliated assignee, GHRCO., Inc. as described in the Amended Disclosure Statement are approved in their entirety.  The Asset Purchase and License Agreement, dated March 24, 2003, between the Debtor and Coolidge & Company, Inc. is approved in all respects, and the Debtor is authorized to enter into and perform the obligations under the Asset Purchase and License Agreement.

On the Closing Date, which notwithstanding anything to the contrary in the Asset Purchase and License Agreement or the Plan, date shall be the first day after which this Confirmation Order becomes a final, non-appealable Order, the Assets (as such term is defined in the Asset Purchase and License Agreement) shall be sold and transferred and the licenses (as such term is defined in the Asset Purchase and License Agreement) granted free and clear of all liens, pledges, claims, security interests, encumbrances and interests of any kind with all such liens, pledges, claims, security interests, encumbrances and interests attaching to the proceeds of the sale to the same extent and in the same order of priority as each such interest now attaches to or affects the Assets.  Following closing, the liens of the Noteholders will transfer and attach to all sale and license proceeds of the GRF Transaction including, but not limited to, the Purchase Price as defined in Section 1.4 of the Asset Purchase and License Agreement.  The Fifty

Thousand Dollars ($50,000.00) cash payment received under the Asset Purchase and License Agreement shall be deposited into a segregated account at Cornhusker Bank and the Noteholder liens shall transfer and attach thereto in the same right and priority as their original collateral.  All funds contained in that account, as well as any future payments received or due under the Asset Purchase and License Agreement shall be paid to Medtronic International Ltd. as agent for the Noteholders up to the amount of the Noteholders’ claims.

There are sound business reasons for the Debtor, pursuant to § 363(b) of the Bankruptcy Code, to effectuate the transaction described as the GRF Transaction in the Amended Disclosure Statement, and the sale of the assets, on the terms described, in the Asset Purchase and License Agreement, is authorized under the provisions of §§ 363(b) and (f) of the Bankruptcy Code.

Coolidge & Company and/or GHRCO, Inc. have acted in “good faith” as defined by § 363(m) of the Bankruptcy Code in connection with the transactions authorized herein and is accordingly granted the protections therein so provided.  Neither Coolidge & Company nor GHRCO shall be deemed to be a successor to or of the Debtor as a result of the acquisition of the assets pursuant to the terms of the Asset Purchase and License Agreement and this Order.

Each and every federal, state, and local governmental agency or department shall be, and hereby is, directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase and License Agreement, including, without limitation, documents and instruments for recording in any governmental agency or department required to transfer to Coolidge & Company and/or GHRCO, Inc. the names and any and all other patents, licenses or permits under the Debtor’s ownership necessary for the operations that are associated with the Assets.

The terms and provisions of the Asset Purchase and License Agreement shall be binding in all respects on, and shall inure to the benefit of Coolidge & Company and/or GHRCO, Inc., the Debtor, the Reorganized Debtor, and their successors and assigns.

The Debtor and Coolidge & Company and/or GHRCO, Inc. are authorized and directed to take the necessary actions to consummate the transactions contemplated by the Asset Purchase and License Agreement and, execute all documents and instruments of assignment, transfer, sale and the grant of all Licenses that are necessary and appropriate to implement the Asset Purchase and License Agreement.

This Court shall retain jurisdiction to determine any claims, disputes or causes of action arising out of or relating to the Asset Purchase and License Agreement or any of the transactions contemplated thereunder.  Notice of the hearing on Confirmation of the Debtor’s Amended Plan of Reorganization constitutes sufficient notice of the sale as described in the Amended Disclosure Statement.

C.                                    CLAIMS BAR DATES.

1.                                      Bar Dates for Administrative Claims.

(a)                                  General Bar Date Provisions. Requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on counsel for the Debtor, counsel for the Noteholders and counsel for the Unsecured Creditors Committee no later than the Effective Date. Holders of Administrative Claims that are required to file and serve a request for payment of such Administrative Claims and that do not file and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtor or its respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Reorganized Debtor has thirty (30) business days after receipt to object to the amount requested. The Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtor in the ordinary course of business

(b)                                 Professional Compensation.  All final requests for compensation or reimbursement of Professional Fees for services rendered to the Debtor or The Unsecured Creditors Committee prior to the Effective Date must be filed and served on the Debtor’s counsel, counsel for the Noteholders and counsel for the Unsecured Creditors Committee no later than thirty (30) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Debtor’s counsel, the Noteholders’ counsel, counsel for the Unsecured Creditors Committee, and the requesting Professional or other entity no later than thirty (30) days after the date on which the applicable application was served. To the extent necessary, entry of this Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court, including the Administrative Order Establishing Procedures for Interim Compensation of Professionals entered on December 19, 2003.  The

Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of each such claim.

(c)                                  Priority Tax Claims.  The Reorganized Debtor shall have the right to file an objection to any Priority Tax Claim and other claims asserted by taxing authorities provided that any such objection must be filed no later than thirty (30) days following the Effective Date, unless such time period is extended by the Court. Following resolution of any objections, Priority Tax Claims and other claims asserted by taxing authorities shall be treated as provided under the Plan and, with respect to objections and other matters addressed herein, the provisions of this Order.

2.                                      Bar Date for Rejection Damages Claims and Related Procedures.  Any party to an Executory Contract or Unexpired Lease being rejected pursuant to the Plan which rejection shall be deemed to have occurred on the Confirmation Date, shall file and serve on Debtor’s counsel, Noteholders’ counsel and counsel for the Unsecured Creditors Committee a Proof of Claim for any Claims that may arise from such rejection (a “Rejection Claim”) within fifteen (15) days after service and notice of the Confirmation Order.

Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.1 of the Plan gives rise to a Claim by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or the Reorganized Debtor or their respective properties unless a Proof of Claim is filed with the Clerk of this Court and served on the Debtor and the Reorganized Debtor pursuant to the procedures specified in this Confirmation Order, no later than fifteen (15) days after service of the Confirmation Order.  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, Reorganized Debtor shall not have any direct or indirect liability for any Rejection Claim.

D.                                    MATTERS RELATING TO IMPLEMENTATION OF THE PLAN.

1.                                      Restructuring Transactions.

(a)                                  The Debtor is hereby authorized, pursuant to the applicable provisions of applicable state business corporation laws and § 1123(a) and § 1142(b) of the Bankruptcy Code, to take such actions as may be necessary or appropriate to effectuate a corporate restructuring of its business including, without limitation, the following:

(i)                                     The cancellation of Old Common Stock on the Effective Date and re-issuance of Replacement Common Stock to the Noteholders as provided in Section 6.02 of the Plan;

(ii)                                  The creation of the Reorganized Debtor and the conveyance and assignment of assets as provided for in Section 6.01 of the Plan;

(iii)                               The adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtor as necessary.  The issuance and distribution of the Replacement Common Stock, the adoption, execution and implementation of any other matters provided for under the Plan involving the corporate structure of the Reorganized Debtor or corporate action to be taken by or required of the Reorganized Debtor shall occur and be effective as of the date specified in the documents effectuating the applicable transaction or the Effective

Date, if no such other date is specified in such other documents, and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of the Reorganized Debtor;

(iv)                              The President, Chief Financial Officer, or any other appropriate officer of the Reorganized Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions. Pursuant to § 1142(b) of the Bankruptcy Code, § 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state (collectively, the “Reorganization Effectuation Statutes”), without further action by the Bankruptcy Court or the stockholders or board of directors of the Reorganized Debtor, the Reorganized Debtor is authorized to: (i) cause to be filed with the Secretary of State of the State of Delaware or other applicable state or local official (A) any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the provisions of the Plan and (B) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the “Governance Documents”); and (ii) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business corporation laws or any other applicable law, or as any of the President, any Vice President, Chief Financial Officer, Treasurer, or any Secretary (collectively, the “Responsible Officers”) of the Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Plan. Without limiting the generality or effect of the foregoing, this Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents; and

(v)                                 All actions necessary or desirable to effectuate the transactions contemplated by Article 5 of the Plan.

2.                                      Approval of Executory Contract and Unexpired Lease Provisions and Related Procedures.

(a)                                Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article VII of the Plan are specifically approved. Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to § 365 of the Bankruptcy Code, the Debtor shall be deemed to have rejected each executory contact and unexpired lease to which the Debtor is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a Motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease, or is listed in Schedule 7.01 to the Plan. To the extent that an executory contract or unexpired lease is listed on Schedule 7.01, such executory contract or unexpired lease is assumed. To the extent that an executory contract or unexpired lease is not listed on Schedule 7.01, such executory contract or unexpired lease is rejected.  Each contract and lease shall be assumed only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 7.01 to the Plan shall not constitute an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor has any liability thereunder.

(b)                                 This Confirmation Order shall constitute an Order approving the treatment of executory contracts and unexpired leases as described in Article VII of the Plan, pursuant to § 365 of the Bankruptcy Code, as of the Effective Date. The Debtor has provided adequate notice to each party whose executory contract or unexpired lease is being assumed or assumed and assigned pursuant to the Plan as required by the Bankruptcy Code.

(c)                                  This Confirmation Order shall constitute an order approving each such rejection, assumption and assignment as appropriate, pursuant to § 365 of the Bankruptcy Code, as of the Effective Date. The Court finds that adequate notice of the rejection of any executory contract or unexpired lease not listed on Schedule 7.01 to the Plan has been provided under § 365 of the Bankruptcy Code.

(d)                                 To the extent the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against the Debtor or its properties unless a Proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon counsel to the Debtor, counsel to the Noteholders and counsel to the Unsecured Creditors Committee within fifteen (15) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.

3.                                      Approval of Distribution Provisions.  The Distribution provisions of the Plan shall be, and hereby are, approved. The Debtors and the Disbursing Agent as the case may be, shall make all Distributions required under the Plan.

4.                                      Approval of Preservation of Rights of Action.  Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with § 1123(b) of the Bankruptcy Code, Reorganized Debtor shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all litigation claims that the Debtor or the Debtor’s estate may hold against any person or entity.

5.                                      Prosecution of Objections to Claims.

(a)                                  All objections to Claims shall be filed and served on the holders of such claims by the Effective Date, unless such time period is extended by the Bankruptcy Court.

(b)                                 After the Effective Date, only the Disbursing Agent shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Class 3 Claims.

(c)                                  The remaining terms and provisions of Section 5.07(i) of the Plan are approved in their entirety.

E.                                      SETOFF AND RECOUPMENT AND SUBROGATION RIGHTS NOT ELIMINATED.

Notwithstanding anything in the Plan to the contrary, nothing in the Plan will be deemed to eliminate, or enjoin the exercise of, the valid, enforceable subrogation, setoff or recoupment rights of any party that possesses enforceable rights of subrogation, setoff or recoupment under applicable non-bankruptcy law prior to the Effective Date.  Such rights of setoff and recoupment shall be subject to exercise by the Disbursing Agent, as provided in the Plan.

F.                                      ACTIONS IN FURTHERANCE OF THE PLAN.

The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Confirmation Order, the Debtor and the Reorganized Debtor are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their responsible officers and managers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.  Pursuant to § 1142 of the Bankruptcy Code, no action of the stockholders, boards of directors or members of the Debtor or the Reorganized Debtor shall be required for the Debtor or the Reorganized Debtor to: (i) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of Reorganized Debtor, enforceable against Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors’ rights generally, and subject also to general equitable principles; (ii) issue the

Replacement Common Stock pursuant to the Plan to the Noteholders, and, upon issuance, all such Replacement Common Stock shall be duly authorized, validly issued and fully paid and non-assessable Replacement Common Stock of the Debtor; or (iii) authorize Reorganized Debtor to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Plan. Each of the Responsible Officers of the Debtor and each of the Responsible Officers of the Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order and any and all documents or transactions contemplated by the Plan or this Confirmation Order, all without further application to or Order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Plan, the Amended Disclosure Statement, the Amended Disclosure Statement Order, this Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer of the Debtor or of the Reorganized Debtor on a document executed in accordance with this Section shall be conclusive evidence of the responsible officer’s or manager’s determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Plan, this Confirmation Order or other documents or transactions contemplated by the Plan or this Confirmation Order. The Secretary or any Assistant Secretary of the Debtor or Reorganized Debtor is authorized to verify or attest to any of the foregoing actions. Pursuant to § 1142 of the Bankruptcy Code, to the extent that, under applicable non-bankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of either of the Debtor or Reorganized Debtor, this Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the Debtor or the members of Reorganized Debtor.

G.                                    RELEASES AND INDEMNIFICATION.

The releases contained in Section 11.01 of the Plan shall be, and hereby are, approved in all respects, as if fully restated herein.

H.                                    EXCULPATION.

The exculpation provisions contained in Section 11.02 of the Plan is approved in all respects, as if fully restated herein.

I.                                         DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS.

1.                                      Discharge of Claims and Satisfaction and Termination of Interests.

(a)                                  Except as provided in the Plan or this Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in this Confirmation Order, Confirmation shall, as of the Effective Date: (i) discharge the Debtor from all Claims and other debts that arose on or before the Effective Date, and all debts of the kind specified in §§ 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a Proof of Claim based on such debt is filed or deemed filed pursuant to § 501 of the Bankruptcy Code, (B) a Claim based on such debt is allowed pursuant to § 502 of the

Bankruptcy Code or (C) the holder of a Claim based on such debt has accepted the Plan; and (ii) terminate all Interests and other rights of equity security holders in the Debtor.

(b)                                 In accordance with the foregoing, and except as provided in the Plan or in this Confirmation Order, this Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of a Claims and other debts and liabilities against the Debtor and termination of all Interests and other rights of equity security holders in the Debtor, pursuant to §§ 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

2.                                      Injunctions.

(a)                                  Except as provided in the Plan or this Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtor or Reorganized Debtor or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor or Reorganized Debtor or their respective property, other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtor or Reorganized Debtor or their respective property; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or Reorganized Debtor, except as provided in Article E of this Confirmation Order and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

(b)                                 As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity except as provided in Article E of this Confirmation Order, and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

(c)                                  As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities against parties that have given and received releases pursuant to the Plan as part of settlements approved as integral parts of the Plan (the “Released Parties”) are permanently enjoined from taking any of the following actions against any Released Party or its property based on substantially the same facts or circumstances that underlie the claims being released by the Debtor and Reorganized Debtor under such settlements: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity subject to the provisions of Section E of this Confirmation Order; and (v) commencing or continuing any action, in any manner, in any place, against any of the Released Parties.

(d)                                 By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth herein.

J.                                      PAYMENT OF STATUTORY FEES.

On or before the Effective Date, the Debtor shall pay all fees payable pursuant to 28 U.S.C. § 1930. After the Effective Date, the Reorganized Debtor, on behalf of Debtor, shall pay any further such fees thereafter on behalf of Debtor, as they come due until a final decree is entered closing the Chapter 11 Case in accordance with § 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

K.                                    RETENTION OF JURISDICTION.

Notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XII of the Plan, which provisions are incorporated herein by reference.

L.                                     NOTICE OF ENTRY OF CONFIRMATION ORDER.

Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtor or Reorganized Debtor are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit “A” attached hereto and incorporated herein by reference (the “Confirmation Notice”), on all parties that received notice of the Confirmation Hearing, no later than fifteen (15) Business Days after the date of this Order; provided, however, that the Debtor or Reorganized Debtor shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

DATED:	May 1, 2003.

/s/ Timothy J. Mahoney
UNITED STATES BANKRUPTCY JUDGE

Prepared & Submitted By:

Robert J. Bothe, 15018
James J. Niemeier, 18838
McGRATH NORTH MULLIN & KRATZ, PC LLO
Suite 3700 First National Tower
1601 Dodge Street
Omaha, Nebraska 68102
Telephone:	(402) 341-3070

Facsimile:

(402) 341-0216

Attorneys for Debtor and Debtor-in-Possession